FORM 8-K/A.--CURRENT REPORT
                                (AMENDMENT NO. 2)
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report  March 4, 1998

                                RSI SYSTEMS, INC.

           MINNESOTA                       0-27106               41-1767211
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(State or other jurisdiction of   (Commission File Number)     (IRS Employer
incorporation or organization)                               Identification No.)

7400 Metro Boulevard, Suite 475, Edina, Minnesota                   55439
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      (Address of principle executive offices)                    (Zip Code)

Registrant's telephone number, including area code   (612) 896-3020


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(Former name or former address, if changed since last report.)


ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

         Not Applicable

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         Not Applicable

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP.

         Not Applicable

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

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         Not Applicable

ITEM 5.  OTHER EVENTS.

         Private Offering of Common Stock. On January 7, 1998, the Company closed on a minimum private placement of its common stock in which 1,341,255 shares were sold for $1.65 per share. Net proceeds were approximately $2,035,000. On January 22, 1998 the Company closed on an additional 330,000 shares of common stock for $1.65 per share. Net proceeds were approximately $487,000. The total number of shares sold in the private placement in January, 1998 were 1,671,255, at $1.65 per share, generating net proceeds of approximately $2,522,000.

         Including the private placement on a proforma basis, the Company had a capital and surplus balance of approximately $3,354,000 and net tangible assets of $3,354,000 on December 31, 1997, respectively. See press release attached as exhibit 19.1 and proforma financial statements, exhibit 20.1.

ITEM 6.  RESIGNATIONS OF REGISTRANT'S DIRECTORS.

         Not Applicable

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      EXHIBITS

                  See Exhibit Index on Page 3 which is incorporated herein by reference.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           RSI Systems, Inc.



Date  March 4, 1998                        /s/  Donald C. Lies
      -------------                        -------------------------------------
                                           Donald C. Lies
                                           President and Chief Executive Officer

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                                RSI SYSTEMS, INC.
                           EXHIBIT INDEX TO FORM 8-K/A


EXHIBIT NO.           TITLE OF DOCUMENT                  METHOD OF FILING

   19.1      Press release regarding private      Filed herewith electronically.
             placement.

   20.1      Historical and Proforma Financial    Filed herewith electronically.
             Statements as of December 31,
             1997.

   27.1      Financial Data Schedule.             Filed herewith electronically